UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

January 25, 2008
Date of Report (Date of earliest event reported)

INDIA GLOBALIZATION CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32830	20-2760393
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

4336 Montgomery Ave., Bethesda, Maryland   20814
(Address of principal executive offices)          (Zip Code)

(301) 983-0998
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On January 25, 2008 India Globalization Capital, Inc. (the “Company”) was notified that the partners of Goldstein Golub Kessler LLP (“GGK”), the Company’s independent registered public accounting firm, became partners of McGladrey & Pullen, LLP in a limited asset purchase agreement and that, as a result thereof, GGK has resigned as the independent registered public accounting firm for the Company.  McGladrey & Pullen, LLP was subsequently engaged as the Company’s new independent registered public accounting firm on January 30, 2008.

The audit reports of GGK on the financial statements of the Company at March 31, 2006 and March 31, 2007 and from the period April 29, 2005 (inception) to March 31, 2006 and the year ended March 31, 2007 and the cumulative period from April 29, 2005 (inception) to March 31, 2007 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles except that the audit report on the financial statements for the year ended March 31, 2007 contained a going concern explanatory paragraph.

The decision to engage McGladrey & Pullen, LLP was approved by the Company’s board of directors.

During the Company’s two most recent fiscal years ended March 31, 2006 and March 31, 2007 and through the date of this Current Report, the Company did not consult with McGladrey & Pullen, LLP on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and McGladrey & Pullen, LLP did not provide either a written report or oral advice to the Company that McGladrey & Pullen, LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

During the period from April 29, 2005 (inception) to March 31, 2007 and through the date of this Current Report, there were: (i) no disagreements between the Company and GGK on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of GGK, would have caused GGK to make reference to the subject matter of the disagreement in their reports on the Company’s financial statements for such years, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided GGK a copy of the disclosures in this Form 8-K prior to the filing with the Securities and Exchange Commission (“SEC”) and has requested that GGK furnish it with a letter addressed to the SEC stating whether or not GGK agrees with the Company’s statements in this Item 4.01.  A copy of the letter dated January 30, 2008 furnished by GGK in response to that request is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1
Letter furnished by Goldstein Golub Kessler LLP in response to the Company’s request, addressed to the Securities and Exchange Commission, dated January 30, 2008, indicating their agreement with the statements contained in the Company’s Form 8-K filing on January 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDIA GLOBALIZATION CAPITAL, INC.

Date: January 30, 2008	By:	/s/ Ram Mukunda
Ram Mukunda
President and Chief Executive Officer

Exhibit Index

99.1
Letter furnished by Goldstein Golub Kessler LLP in response to India Globalization Capital, Inc.’s (the “Company”) request, addressed to the Securities and Exchange Commission, dated January 30, 2008, indicating their agreement with the statements contained in the Company’s Form 8-K filing on January 30, 2008.